SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

March 12, 2004

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court

Suite 900

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On March 12, 2004, James G. Reynolds, the registrant’s Executive Vice President and former Chief Financial Officer, filed a lawsuit against the registrant and Kenneth B. Roath, the registrant’s Chairman, and James F. Flaherty III, the registrant’s Chief Executive Officer and a director. The lawsuit was filed in Superior Court of California, County of Orange and is styled James G. Reynolds vs. Health Care Property Investors, Inc., Kenneth B. Roath and James Flaherty, III, et al. Reynolds, 52, alleges, among other things, breach of oral contract, promissory fraud, defamation, wrongful constructive termination, infliction of emotional distress and age discrimination. In his complaint, Reynolds claims that he was promised an employment contract providing that, in the event he was terminated in breach of contract, he would receive two years of salary and bonus, and accelerated vesting of all unvested stock options and restricted stock as if he had been employed through and including five years after the date of such termination. Reynolds also claims that he was promised a supplemental executive retirement plan and an enhanced operational role with the registrant. He further claims that he is owed $200,000 of unpaid wages relating to an alleged unpaid bonus for 2001 performance. Reynolds seeks unspecified compensatory, consequential and punitive damages relating to his claims. The registrant believes that Reynolds’ claims are not meritorious and intends to contest them.

A copy of the registrant’s press release dated March 15, 2004 relating to the foregoing is attached hereto as Exhibit 99.1. A copy of the plaintiff’s complaint is attached hereto as Exhibit 99.2.

Item 7. Exhibits

(c)	Exhibits.

99.1	Press Release dated March 15, 2004
99.2	Complaint in the matter of James G. Reynolds vs. Health Care Property Investors, Inc., Kenneth B. Roath, James Flaherty, III, et al.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: March 15, 2004	By:	/s/ Edward J. Henning
	Name:	Edward J. Henning
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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